Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.

CONFIDENTIAL
FIRST AMENDMENT TO
COLLABORATION AGREEMENT

This First Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of May 25, 2020 (the “Amendment Effective Date”), by and between Zymeworks Inc., a corporation organized and existing under the laws of British Columbia (“Zymeworks”), having a place of business at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9, and BeiGene, Ltd., a Cayman Island exempted company incorporated with limited liability (“BeiGene”), having a place of business at c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Zymeworks and BeiGene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Zymeworks and BeiGene entered into that certain License and Collaboration Agreement dated November 26, 2018 pursuant to which BeiGene obtained an exclusive license under certain patents and know-how controlled by Zymeworks to develop and commercialize Zymeworks’ proprietary bispecific HER2 antibody-drug conjugate known as ZW49 in the Field in the Territory (the “Agreement”).
B.Zymeworks is conducting clinical development of the Licensed Product outside the Territory and wishes to expand the scope of its clinical development of Licensed Product to certain countries in the Territory (as further described below).
C.BeiGene wishes for Zymeworks to conduct such clinical development in such countries in the Territory.
D.The Parties now desire to amend the Agreement as set forth herein.
        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.Article 1. Definitions. Article 1 of the Agreement is hereby amended as follows:
a.Section 1.18 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.18 “Completion” means, (a) with respect to Dose Escalation Studies, the date on which […***…] and (b) with respect to the Phase 1 Clinical Trial, the date on which […***…].1”
b.The following definitions are hereby added as Sections 1.70 and 1.71, respectively, of the Agreement, and the current Section 1.70 (Additional Definitions) of the Agreement is hereby renumbered as Section 1.72:

“1.70 “Dose Escalation Studies” means a Phase 1 Clinical Trial, or portion thereof, in which subjects are dosed with increasing doses of Licensed Product to establish (a) the maximum tolerated dose of such Licensed Product and (b) one or more recommended doses of such Licensed Product for use in further clinical development of Licensed Product.”

“1.71 “Zymeworks Territory Studies” means any and all Clinical Trials set forth in the Global Development Plan, other than the ZW49 Multi-Regional Registrational Studies, to the extent such Clinical Trials are to be conducted by Zymeworks in South Korea, New Zealand, Australia or […***…].2”
3.Section 4.1 Technology Transfer. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.1 Technology Transfer. The Parties acknowledge that as of the Amendment Effective Date, Zymeworks has transferred to BeiGene certain Zymeworks Know-How existing as of the Effective Date (the “Initial Technology Transfer”). Upon Completion of the Phase 1 Clinical Trial for the Licensed Product, Zymeworks shall promptly notify BeiGene in writing, including a copy of the results and other existing information relevant thereto (the “Clinical Trial Results”) (collectively, the “Trial Completion Notice”). Upon Completion of the Dose Escalation Study Zymeworks will promptly notify BeiGene in writing of Completion of the Dose Escalation Study, including a copy of the results and the recommended dose for the Licensed Product (collectively, the “Dose Identification Notice”). Within […***…] of the earlier of BeiGene’s receipt of (a) the Trial Completion Notice or (b) Dose Identification Notice, Zymeworks will provide and transfer to BeiGene, […***…], the Zymeworks Know-How that exists as of the date of such Trial Completion Notice or Dose Identification Notice and was not previously provided to BeiGene by providing copies or samples of relevant documentation, materials and other embodiments of such Zymeworks Know-How, including data within reports, and electronic files, that exists on the Effective Date (the “Secondary Technology Transfer”). During the Term, Zymeworks shall (i) at each meeting of the JSC (and, in any event, on […***…] if any JSC meeting is not held in a particular […***…]), provide BeiGene with a summary of additional Zymeworks Know-How, if any, developed since the last meeting of the JSC, (ii) transfer any such Zymeworks Know-How to BeiGene promptly following BeiGene’s reasonable request, (iii) transfer a copy of the results of the Zymeworks Territory Studies to BeiGene, promptly after completion of each such study; and (iv) provide BeiGene with reasonable access to Zymeworks personnel involved in the research and Development of Licensed Products, either in-person at Zymeworks’ facility or by teleconference (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer and the Secondary Technology Transfer, the “Technology Transfer”). For the avoidance of doubt, Zymeworks’ personnel shall not be obligated to travel to BeiGene’s facilities, and Zymeworks’ transfer obligations under this Section 4.1 shall apply solely to the extent the Zymeworks Know-How is reasonably necessary to support BeiGene’s Development and
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Commercialization of the Licensed Product in the Field in the Territory in accordance with this Agreement. Notwithstanding the foregoing, Zymeworks’ technology transfer obligations hereunder shall not include the obligation to transfer manufacturing-related Know-How, except as set forth in Section 7.2 or unless otherwise mutually agreed by the Parties in writing. 3”
4.Section 5.1 Diligence and Responsibilities. Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

        “5.1 Diligence and Responsibilities. […***…], BeiGene shall be responsible for the Development of the Licensed Products in the Field in the Territory in accordance with this Article 5. […***…], BeiGene shall use Commercially Reasonable Efforts to (i) […***…], and (ii) […***…]. BeiGene shall conduct such tasks in a timely, professional manner and in compliance with the Territory Development Plan and Global Development Plan, as applicable, and all Applicable Laws, including GLP, GCP and cGMP. […***…].4”
5.Section 5.2 Global Development Plan. Section 5.2 of the Agreement is hereby amended as follows:
a.The first sentence of Section 5.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“[…***…], BeiGene shall use Commercially Reasonable Efforts to perform the Development activities assigned to BeiGene under the Global Development Plan to support the global Development and registration of Licensed Products, […***…].5”
b.The following new Section 5.2(c) is hereby appended to Section 5.2 of the Agreement to the end thereof:

         “(c) Notwithstanding anything to the contrary herein (including Sections 5.1, 5.2(b) and 6.1), (i) Zymeworks will have the sole right, and shall use Commercially Reasonable Efforts, […***…]; (ii) […***…]; and (iii) Zymeworks, or its designee, will hold all Regulatory Submissions for the Zymeworks Territory Studies, and will control all correspondence and interactions with Regulatory Authorities with respect thereto, unless and until such Regulatory Submissions are assigned to BeiGene pursuant to Section 6.1.6”
6.Section 5.7 Development Reports. Section 5.7 of the Agreement is hereby amended to append the following new Section 5.7(b) to the end thereof and the current language in Section 5.7 of the Agreement is hereby renumbered as Section 5.7(a):

“(b) Zymeworks shall provide BeiGene with […***…] written reports, […***…], summarizing its conduct of (and Manufacture of Licensed Product for) the Zymeworks Territory Studies, including a summary of the results of such Zymeworks Territory Studies, which reports shall be in English. Subject to BeiGene’s right to use and disclose data and results in accordance with Section 5.8 and the licenses and rights to Zymeworks IP granted to BeiGene in Section 2.1, such reports shall be
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Confidential Information of Zymeworks pursuant to Article 10. The Parties shall discuss the status, progress and results of Zymeworks Territory Studies at JSC meetings. 7”
7.Section 5.8 Data Exchange and Use. The first sentence of Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In addition to its adverse event and safety data reporting obligations pursuant to Section 6.4, each Party shall promptly (but in any event no later than […***…] from the other Party’s request) provide the other Party with copies of all data and results, including all Clinical Data, and all supporting documentation (e.g. protocols, CRFs, analysis plans) Controlled by such Party or its Affiliates that are generated by or on behalf of such Party or its Affiliates or sublicensees, if applicable, in the Development of Licensed Products, including, with respect to Zymeworks, in the conduct of the Zymeworks Territory Studies; provided that Zymeworks shall only be required to provide BeiGene such data, results and documentation to the extent it comprises Zymeworks Know-How and is reasonably necessary or useful for BeiGene’s Development or Commercialization of the Licensed Products in the Field in the Territory, including any such data, results and documentation that are reasonably requested by BeiGene or that are necessary to support filings for Regulatory Approval for the Licensed Product in the Territory. 8”
8.Section 6.1 Holder of Regulatory Approvals and Regulatory Submissions. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.1 Holder of Regulatory Approvals and Regulatory Submissions. BeiGene shall be the holder of Regulatory Approvals and Regulatory Submission for Licensed Products in the Field in the Territory, except as expressly set forth in Section 5.2(c) with respect to the Zymeworks Territory Studies. Zymeworks shall reasonably cooperate with BeiGene, at BeiGene’s request and expense, to enable BeiGene to obtain any or all such Regulatory Approvals and Regulatory Submissions. Such cooperation may include transferring the Regulatory Submissions for the Zymeworks Territory Studies to BeiGene, if necessary to enable BeiGene to fulfill its obligations to enroll patients in South Korea, Australia, New Zealand and […***…] in the ZW49 Multi-Regional Registrational Studies in accordance with the Global Development Plan. 9”
9.Section 6.4 Adverse Event Reporting. Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.4 Adverse Events Reporting. Promptly following BeiGene’s receipt of (x) the Trial Completion Notice or (y) the Dose Identification Notice, whichever occurs first, but in no event later than […***…] thereafter, BeiGene and Zymeworks shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such Pharmacovigilance Agreement shall (a) describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case with respect to Licensed Products and sufficient to permit each Party and its Affiliates, licensees or
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sublicensees to comply with its legal obligations with respect thereto; (b) be promptly updated if required by changes in Applicable Law; (c) provide that (i) BeiGene shall maintain an adverse event database for Clinical Trials conducted in the Territory under the Territory Development Plan and the Global Development Plan, […***…]; (ii) BeiGene shall be responsible for (A) reporting to the applicable Regulatory Authorities in the Territory, all quality complaints, adverse events and safety data related to Licensed Products for all Clinical Trials conducted in the Territory under the Territory Development Plan or the Global Development Plan, (B) responding, to safety issues and to all requests of Regulatory Authorities related to such safety issues with respect to the Licensed Products in the Field in the Territory, in each case ((i) and (ii)), other than the Zymeworks Territory Studies, with respect to which Zymeworks will retain such responsibilities and will keep BeiGene reasonably informed until such time as the Regulatory Submissions for the Zymeworks Territory Studies are assigned to BeiGene pursuant to Section 6.1, at which time BeiGene will assume such responsibilities; (iii) BeiGene shall provide to Zymeworks access to BeiGene’s adverse event database for the Licensed Product in the Territory; (iv) Zymeworks shall maintain a global adverse event database for the Licensed Products, including with respect to Clinical Trials conducted under the Global Development Plan, at Zymeworks’ cost and expense, except for any costs allocated to BeiGene pursuant to Section 5.4; and (v) Zymeworks will provide BeiGene with adverse event information regarding the Licensed Products in accordance with the PV Agreement; and (d) include the following definition of “adverse event”: any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have a causal relationship with this treatment; an adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not related to the medicinal product.10”
10.Section 7.2. The first sentence of Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.2 Manufacturing Technology Transfer. In addition to the Zymeworks Know-How provided to BeiGene pursuant to the Initial Technology Transfer and any Secondary Technology Transfer, upon BeiGene’s written request, after the earlier of: (a) […***…], and (b) […***…], Zymeworks will promptly prepare and submit to the JSC, for its review, a plan (“Manufacturing Technology Transfer Plan”) for the transfer to BeiGene of all Know-How Controlled by Zymeworks with respect to the Manufacture of Licensed Product (“Zymeworks Manufacturing IP”), and the conduct by Zymeworks of such consultation activities, as are necessary to enable BeiGene or any Third Party contract manufacturing organization (the “CMO”) designated by BeiGene and agreed by the Parties in writing to manufacture for the Territory (a) the Licensed Antibody-Drug Conjugate as the Active Ingredient of the applicable Licensed Product and/or (b) the applicable Licensed Product (such actions, “Manufacturing Technology Transfer”).11”
11.Section 7.3(a) Supply by Zymeworks. The first paragraph of Section 7.3(a) of the Agreement (but not, for clarity, Sections 7.3(a)(i) and 7.3(a)(ii) of the Agreement) is hereby deleted in its entirety and replaced with the following:
“(a)  Development Supply. Subject to Sections 7.2 and 7.3(b), Zymeworks shall have the right, either by itself or through a Third Party contract manufacturer, to manufacture and supply to
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BeiGene all Licensed Products required by BeiGene for Development use in the Territory under the Territory Development Plan and for BeiGene’s Development-related responsibilities under the Global Development Plan, including the conduct of any ZW49 Multi-Regional Clinical Study. Subject to Section 7.2, the Parties shall use Commercially Reasonable Efforts to enter into an agreement governing the supply by Zymeworks of such Licensed Products for such Development use by BeiGene (“Clinical Supply Agreement”) within […***…] following BeiGene's receipt of (x) the Trial Completion Notice or (y) the Dose Identification Notice, whichever occurs first, pursuant to which:12”
12.Section 9.2 Development Milestones. Section 9.2 of the Agreement is hereby amended to append the following to the end thereof after the table setting forth Development Milestones Events:

“For clarity, any activities conducted by or on behalf of Zymeworks with respect to the […***…] will not trigger a Development Milestone Event. For further clarity, neither BeiGene nor its Affiliates shall be deemed to be acting “on behalf of” Zymeworks for purposes of the foregoing sentence.13”
13.Section 11.1(c) Publications. The second sentence of Section 11.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In the event Zymeworks desires to publicly present or publish a Zymeworks Publication that includes data from a Clinical Trial site in the Territory in accordance with the foregoing sentence, including any Zymeworks Publication with respect to Clinical Trial Results or Clinical Data generated in conduct of the Zymeworks Territory Studies, Zymeworks shall provide BeiGene (including the Alliance Manager and all BeiGene members of the JSC) with a copy of such proposed Zymeworks Publication consistent with the applicable Review Period.”
14.Sections 12.5(b) and 12.5(c) Covenants of Zymeworks. Sections 12.5(b) and 12.5(c) of the Agreement are hereby deleted in its entirety and replaced with the following:

“(b)  Zymeworks will conduct its obligations with respect to the Zymeworks Territory Studies and the ZW49 Multi-Regional Registrational Study under the Global Development Plan in strict adherence with the study design set forth in the protocol for such Zymeworks Territory Study or ZW49 Multi-Regional Registrational Study, as applicable, and as set forth in the Global Development Plan, each as may be amended from time to time, and will comply with the statistical analysis plan implemented by Zymeworks in connection therewith;

(c) Zymeworks will only engage Clinical Trial sites under the Global Development Plan, including for the Zymeworks Territory Studies, that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the applicable Regulatory Authority;”
15.Exhibit 5.2 ZW Global Development Plan. Exhibit 5.2 of the Agreement is hereby deleted in its entirety and replaced with Exhibit 5.2 attached to this Amendment.
16.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Amendment shall remain in full force and effect. No waiver of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No
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provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
17.Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

[Remainder of page left blank intentionally; signature page to follow.]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

BEIGENE, LTD.

By: /s/ Guillaume Vignon
Name: Guillaume Vignon
Title: SVP, Business Development

Exhibit 5.2
ZW49
GLOBAL DEVELOPMENT PLAN

[…***… ]14

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